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                                                                     EXHIBIT 1.1


                              ESTATUTO SOCIAL DA
                 TELE CENTRO OESTE CELULAR PARTICIPACOES S.A.


                                   CAPITULO I
                        DAS CARACTERISTICAS DA SOCIEDADE

     Art. 1 - A TELE CENTRO OESTE CELULAR PARTICIPACOES S.A. e uma sociedade anonima, controladora das empresas atuantes na Area de Concessao 7 para exploracao do Servico Movel Celular, ou seja, na area de atuacao da Telebrasilia Celular S/A., Telegoias Celular S/A., (Goias e Tocantins), Telems Celular S/A.,(Mato Grosso do Sul), Telemat Celular S/A.,(Mato Grosso), Teleacre Celular S/A. (Acre) e Teleron Celular S/A. (Rondonia).

     Art. 2 - A Companhia tem por objeto:

     I - exercer o controle das sociedades exploradoras do Servico Movel Celular, na Area de Concessao 7;

     II - promover, atraves de sociedades controladas ou coligadas, a expansao e implantacao de servicos de telefonia movel, em sua respectiva area de concessao;

     III - promover, realizar ou orientar a captacao, em fontes internas e externas, de recursos a serem aplicados pela Companhia ou pelas suas controladas;

     IV - promover e estimular atividades de estudos e pesquisas visando ao desenvolvimento do setor de telefonia movel;

     V - executar, atraves de sociedades controladas ou coligadas, servicos tecnicos especializados afetos a area de telefonia movel;

     VI - promover, estimular e coordenar, atraves de suas sociedades controladas ou coligadas, a formacao e o treinamento do pessoal necessario ao setor de telefonia movel;

     VII - realizar ou promover importacoes de bens e servicos para as suas sociedades controladas e coligadas;

     VIII - participar do capital de outras sociedades e

     IX - exercer outras atividades afins ou correlatas ao seu objeto social.

     Art. 3 - A companhia tem sede e foro no Distrito Federal, podendo criar e extinguir, por decisao do Conselho de Administracao, filiais, agencias e sucursais, escritorios, departamentos e representacoes em qualquer ponto do territorio nacional e no exterior.

     Art. 4 - O prazo de duracao da Companhia e indeterminado.
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                                  CAPITULO II
                               DO CAPITAL SOCIAL

     Art. 5 - O capital social subscrito, totalmente integralizado, e de cento e noventa e dois milhoes, sessenta e cinco mil, cinco reais e sessenta e um centavos ( R$ 192.065.005,61), representado por trezentos e trinta e quatro bilhoes, trezentos e noventa e nove milhoes, vinte e sete mil, quinhentas e noventa e duas (334.399.027.592) acoes, sendo cento e vinte e quatro bilhoes, trezentos e sessenta e nove milhoes, trinta mil, quinhentas e trinta e duas (124.369.030.532) ordinarias nominativas e duzentos e dez bilhoes, vinte e nove milhoes, novecentas e noventa e sete mil e sessenta (210.029.997.060) preferenciais nominativas, todas sem valor nominal.

     Art. 6 - A companhia esta autorizada a aumentar seu capital social, mediante deliberacao da Assembleia Geral, ate o limite de setecentos bilhoes (700.000.000.000) de acoes, ordinarias ou preferenciais.

     Paragrafo unico. Dentro do limite do capital autorizado de que trata o caput deste artigo, a Assembleia Geral pode aprovar a outorga da opcao de compra de acoes a seus administradores, empregados e a pessoas naturais que prestem servicos a Companhia ou a empresas por ela controladas.

     Art. 7 - O capital social e representado por acoes ordinarias e preferenciais, sem valor nominal, nao havendo obrigatoriedade, nos aumentos de capital, de se guardar proporcao entre elas, observadas as disposicoes legais e estatutarias.

     Art. 8 - Por deliberacao da Assembleia, pode ser excluido o direito de preferencia para emissao de acoes, debentures conversiveis em acoes e bonus de subscricao cuja colocacao seja feita mediante:

     I - subscricao publica ou venda em bolsa de valores;

     II - permuta por acoes em oferta publica de aquisicao de controle, nos termos dos arts. 257 e 263 da Lei n.o 6.404/76;

     III - gozo de incentivos fiscais, nos termos de lei especial.

     Art. 9 - A cada acao ordinaria corresponde o direito a um voto nas deliberacoes da Assembleia Geral.

     Art. 10 - As acoes preferenciais nao tem direito a voto, exceto na hipotese do paragrafo unico do art. 12 deste estatuto, sendo a elas assegurada prioridade no reembolso de capital, sem premio, e no pagamento de dividendos minimos, nao cumulativos, de seis por cento ao ano, sobre o valor resultante da divisao do capital subscrito pelo numero total de acoes da Companhia.
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     Paragrafo unico. As acoes preferenciais adquirirao o direito a voto se a
Companhia por um prazo de tres anos consecutivos, deixar de pagar os dividendos minimos a que fazem jus nos termos do caput deste artigo.

     Art. 11 - As acoes da Companhia serao escriturais, sendo mantidas em conta de deposito, em instituicao financeira, em nome de seus titulares, sem emissao de certificados.

                                  CAPITULO III

                              DA ASSEMBLEIA GERAL

     Art. 12 - Alem dos poderes que lhe confere a lei, competira privativamente a Assembleia Geral aprovar previamente a celebracao de quaisquer contratos de longo prazo entre a Companhia ou suas controladas, de um lado, e o acionista controlador ou sociedades controladas, coligadas, sujeitas a controle comum ou controladas deste ultimo, ou que de outra forma constituam partes relacionadas a Companhia, de outra parte, salvo quando os contratos obedecerem a clausulas uniformes.

     Paragrafo unico. Sem prejuizo do disposto no Paragrafo 1.o do art. 115 da Lei n.o 6.404/76, os titulares de acoes preferenciais terao direito a voto nas deliberacoes assembleares referidas no caput deste artigo, assim como naqueles referentes a alteracao ou revogacao dos seguintes dispositivos estatutarios:

     I - caput do art. 12;

     II - paragrafo unico do art. 13; e

     III - art. 37.

     Art. 13 - A Assembleia Geral sera convocada pelo Conselho de Administracao, cabendo ao Presidente do Conselho de Administracao consubstanciar o respectivo ato, ou na forma prevista no paragrafo unico do art. 123 da Lei n.o 6.404/76.

     Paragrafo unico. Nas hipoteses do art. 136 da Lei n.o 6.404/76, a primeira convocacao da Assembleia Geral sera feita com trinta dias de antecedencia, no minimo, e com antecedencia minima de dez dias, em segunda convocacao.

     Art. 14 - A Assembleia Geral sera instalada pelo Presidente do Conselho de Administracao, que presidira os trabalhos e escolhera o secretario.

     Art. 15 - Dos trabalhos e deliberacoes da Assembleia Geral sera lavrada ata, assinada pelos membros da mesa e pelos acionistas presentes, que representem, no minimo, a maioria necessaria para as deliberacoes tomadas.

     Paragrafo Primeiro. Salvo decisao em contrario do Presidente da Mesa, a ata sera lavrada na forma de sumario dos fatos, inclusive dissidencias e protestos.
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     Paragrafo Segundo.  Salvo deliberacao em contrario da Assembleia, as atas serao publicadas com omissao das assinaturas dos acionistas.

                                  CAPITULO IV

                         DA ADMINISTRACAO DA COMPANHIA

     Art. 16 - A administracao da Companhia sera exercida pelo Conselho de Administracao e pela Diretoria.

                                    SECAO  I

                          DO CONSELHO DE ADMINISTRACAO

     Art. 17 - Alem das materias que lhe comete a lei, compete ao Conselho de
Administracao:

     I - aprovar os planos gerais da Companhia;

     II - aprovar o Regimento da Companhia, definindo sua estrutura organizacional e especificando as atribuicoes de cada diretor, observadas as disposicoes legais e estatutarias;

     III - aprovar e alterar o Regimento Interno do Conselho;

     IV - conceder licenca e ferias aos membros do Conselho, indicando o respectivo substituto;

     V - criar e extinguir filiais, agencias e sucursais, escritorios, departamentos e representacoes da Companhia em qualquer ponto do territorio nacional e no exterior, bem como criar outras Diretorias julgadas necessarias na Companhia ou suas controladas;

     VI - autorizar a compra de acoes de emissao da Companhia e de sociedades coligadas ou controladas, para manutencao em tesouraria ou para cancelamento, nas condicoes estabelecidas pela legislacao vigente.

     VII - por delegacao da Assembleia Geral, resolver sobre as condicoes de emissao de debentures, inclusive a epoca e as condicoes de vencimento, amortizacao ou resgate, a epoca e as condicoes de pagamento dos juros, da participacao nos lucros e de premio de reembolso, se houver, e o modo de subscricao ou colocacao bem como o tipo de debentures;

     VIII - autorizar a emissao, pela Companhia, de notas promissorias comerciais (comercial papers);

     IX - autorizar a alienacao dos bens imoveis da Companhia;

     X - autorizar a alienacao, emprestimo, locacao ou oneracao de ativo cujo valor exceda a quinhentos mil reais (R$ 500.000,00);
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     XI - autorizar a concessao de emprestimos, assuncao de divida ou prestacao de garantias em favor de terceiros, salvo em favor de sociedades controladas pela Companhia;

     XII - autorizar a celebracao de contratos ou a pratica de outros atos que resultem em obrigacoes para a Companhia que excedam a quinhentos mil reais (R$ 500.000,00);

     XIII - autorizar a aquisicao de ativos e bens de forma centralizada pela companhia ou para as sociedades controladas ou coligadas, sempre que for conveniente sobre os aspectos tecnico, economico e/ou oportunidade, ou a efetivacao de investimentos em valor superior a quinhentos mil reais (R$ 500.000,00) por ano;

     XIV - autorizar a constituicao e a extincao de subsidiarias da Companhia, a aquisicao e a alienacao de participacoes da Companhia no capital social de outras sociedades na qualidade de socia, acionista ou quotista, bem assim a aquisicao e a alienacao de investimentos ou direitos que possam ser classificados como investimentos no ativo permanente da Companhia;

     XV - autorizar a propositura de acao, a solucao de litigio por meio de arbitragem ou outro procedimento, bem como renuncia, transacao ou acordo com terceiro relativos a divida, reivindicacao ou controversia, de valor superior a quinhentos mil reais (R$ 500.000,00);

     XVI - autorizar a Companhia a responsabilizar-se pelo relacionamento entre as sociedades controladas ou coligadas e o Ministerio das Comunicacoes, a ANATEL e demais orgaos governamentais;

     XVII  - eleger e destituir, a qualquer tempo, os membros da Diretoria;

     XVIII - executar outras atividades que lhe sejam cometidas pela lei, pelo Estatuto ou pela Assembleia Geral.

     Art. 18 - O Conselho de Administracao sera composto de 7 (sete) membros, eleitos pela Assembleia Geral.

     Paragrafo unico. Eleitos pela Assembleia Geral, os membros dos Conselho de Administracao terao mandato de tres exercicios anuais, considerando-se exercicio anual o periodo compreendido entre duas Assembleias Gerais Ordinarias.

     Art. 19 - O Conselho de Administracao elegera seu Presidente.

     Paragrafo unico. Ressalvado o disposto no Paragrafo 3.o do Art. 150 da Lei n.o 6.404/76, no caso de vacancia de cargo no Conselho de Administracao, o Presidente do Conselho de Administracao convocara a Assembleia Geral para eleger
o substituto, que completara o mandato do substituido. Se o cargo vago for o de Presidente do Conselho de Administracao, cabera a qualquer membro do Conselho de Administracao a convocacao da Assembleia Geral.

     Art. 20 - O Conselho de Administracao reunir-se-a, ordinariamente, uma vez por trimestre e, extraordinariamente, mediante convocacao do Presidente do Conselho de Administracao ou de dois Conselheiros, lavrando-se ata de suas deliberacoes.
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     Paragrafo unico.  Independentemente de qualquer formalidade, sera considerada regular a reuniao do Conselho de Administracao a que comparecerem todos os seus membros.

     Art. 21 - As deliberacoes do Conselho de Administracao serao tomadas pela maioria absoluta dos votos dos Conselheiros eleitos, cabendo ao Presidente do Conselho de Administracao baixar os atos que consubstanciem essas deliberacoes, quando for o caso.

                                   SECAO  II

                                  DA DIRETORIA

     Art. 22 - A Diretoria sera composta de 1 (um) Presidente e 3 (tres) Diretores denominados Diretor de Operacoes, Diretor de Negocios e Diretor de Suporte e de Relacoes com o Mercado, eleitos e destituiveis a qualquer tempo pelo Conselho de Administracao.

     Art. 23 - E de 3 (tres) exercicios anuais o mandato da Diretoria, permitida a reeleicao.

     Paragrafo unico. Para os efeitos deste artigo, considera-se exercicio anual o periodo compreendido entre duas Assembleias Gerais Ordinarias.

     Art. 24 - Em suas ausencias e impedimentos, o Presidente sera substituido por um dos Diretores conforme deliberacao da Diretoria colegiada.

     Paragrafo unico. No caso de vacancia de cargo de Diretoria, o Presidente do Conselho de Administracao convocara uma reuniao do Conselho de Administracao para eleger o substituto, que completara o mandato do substituido.

     Art. 25 - Compete a Diretoria Colegiada, observada a necessidade de previa autorizacao do Conselho de Administracao nos casos previstos no presente
Estatuto:

     I - estabelecer politicas especificas e diretrizes decorrentes da orientacao geral dos negocios fixada pelo Conselho de Administracao;

     II - aprovar convenios entre empresas controladas e entidades prestadoras de servicos de telecomunicacoes e submeter a Assembleia Geral, atraves do Conselho de Administracao, os contratos referidos no caput do art. 12, zelando para que as sociedades controladas tambem o facam;

     III - elaborar o orcamento e os planos gerais da Companhia, submetendo-os a aprovacao do Conselho de Administracao;

     IV - aprovar as propostas de sociedades controladas relativas a estrategia corporativa, as diretrizes gerais para a organizacao, as diretrizes corporativas para o desenvolvimento da estrategia de mercado e de rede, e ao plano de investimentos e orcamento;

     V - apresentar periodicamente ao Conselho de Administracao a evolucao geral dos negocios da Companhia;
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     VI - aprovar a agenda de propostas da Companhia e de empresas controladas, para negociacao com o orgao regulador;

     VII - indicar os representantes da Companhia na administracao de empresas de que participe;

     VIII - propor os criterios de remuneracao dos Diretores, dos membros do Conselho de Administracao e dos membros do Conselho Fiscal de empresas controladas, observadas as disposicoes legais;

     IX - propor ao Conselho de Administracao o Regimento da Companhia com a respectiva estrutura organizacional e opinar quanto as estruturas organizacionais de controladas;

     X - autorizar a pratica de atos gratuitos razoaveis, em beneficio dos empregados ou da comunidade, tendo em vista as responsabilidades sociais da Companhia;

     XI - apresentar proposta ao Conselho de Administracao do plano de cargos e salarios, do regulamento de pessoal, do quadro de pessoal e do plano de beneficios e vantagens da Companhia;

     XII - decidir sobre a operacionalizacao e a implementacao de seus planos e programas relativos as atividades de treinamento e administracao de recursos humanos;

     XII - aprovar a contratacao de seguros de interesse da Companhia;

     XIV - aprovar tabelas e respectivos reajustamentos das remuneracoes e dos beneficios concedidos aos empregados e seus dependentes;

     XV - deliberar sobre proposicoes relativas a administracao e desenvolvimento de recursos humanos formuladas pelas suas empresas controladas, incluindo os respectivos quadros de pessoal;

     XVI - aprovar a abertura de contas em instituicoes financeiras e a contratacao de emprestimos pela Companhia, no Pais e no exterior, obedecida a legislacao em vigor;

     XVII - aprovar a constituicao de onus reais sobre bens da Companhia, para concessao de garantia em operacoes de credito da Companhia e das suas empresas controladas;

     XVIII - deliberar sobre financiamentos, emprestimos e concessao de avais, fiancas e outras garantias semelhantes e repasse de recursos as empresas controladas;

     XIX - aprovar proposta, a ser submetida a Agencia Nacional de Telecomunicacoes ANATEL, de reajuste das tarifas e precos dos servicos de comunicacoes moveis celulares, nas areas de concessao da empresa;

     XX - aprovar normas para concessao, com interveniencia da Companhia, de emprestimos aos empregados por instituicoes financeiras;
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     XXI - autorizar a alienacao, pelas empresas controladas, de bens do ativo permanente vinculados a prestacao de servicos de comunicacoes moveis celulares, e a constituicao de onus reais sobre eles;

     XXII - deliberar sobre outros assuntos julgados como de competencia coletiva da Diretoria, ou a ela atribuidos pelo Conselho de Administracao.

     Art. 26 - E a seguinte competencia especifica do Presidente e dos membros da Diretoria:

     I - Do Presidente:

        a) representar a Companhia em Juizo ou fora dele, perante as suas controladas, os acionistas e o publico em geral, podendo nomear procuradores e designar prepostos;

        b)  exercer supervisao sobre todas as atividades da Companhia;

        c) manter o Conselho de Administracao permanentemente informado dos negocios da Companhia e de controladas;

        d) delegar competencia aos demais Diretores e a empregados para a pratica de atos especificos;

        e) baixar os atos que consubstanciem as resolucoes da Diretoria, ou delas decorram;

        f) designar representantes da Companhia nas assembleias de empresas controladas e de outras de cujo capital participe;

        g)  determinar a publicacao do Relatorio Anual das Atividades da
Companhia;

        h) dirigir as atividades referentes ao gerenciamento da regulamentacao, orientacao juridica e auditoria;

        i)  convocar as reunioes de Diretoria;

        j) acompanhar o cumprimento das diretrizes governamentais relacionadas a atuacao da Companhia e de suas controladas;

        k) decidir sobre a materia especifica de sua area de competencia, em conformidade com as politicas e diretrizes estabelecidas pela Diretoria Colegiada, ressalvados os casos previstos no art. 25;

        l)  praticar atos de urgencia ad referendum da Diretoria.

     II - Dos demais Diretores:

        a) substituir o Presidente em suas ausencias e impedimentos, conforme indicacao da Diretoria Colegiada;
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        b)  auxiliar o Presidente no desempenho das suas funcoes;

        c) dirigir as atividades de coordenacao e planejamento e desenvolvimento empresarial, no ambito da Companhia e de suas controladas;

        d) administrar a participacao acionaria da Companhia em suas controladas;

        e)  elaborar o Relatorio Anual das Atividades da Companhia;

        f) decidir sobre a materia especifica de sua area de competencia, em conformidade com as politicas e diretrizes estabelecidas pela Diretoria Colegiada, ressalvados os casos previstos no art. 25;

        g)  executar outras atividades delegadas pelo Presidente.

                                   CAPITULO V

                                CONSELHO FISCAL

     Art. 27 - O Conselho Fiscal funcionara de modo permanente.

     Art. 28 - O Conselho Fiscal sera composto de no minimo 3 (tres) e no maximo 5 (cinco) membros, e suplentes em igual numero, acionistas ou nao, eleitos pela Assembleia Geral com observancia das normas do Paragrafo 4.o do art. 161 da Lei n 6.404/76.

     Paragrafo Primeiro Os membros do Conselho Fiscal terao o mandato de um exercicio anual, assim considerando o periodo compreendido entre duas Assembleias Gerais Ordinarias, podendo ser reeleitos.

     Paragrafo Segundo Os membros do Conselho Fiscal, em sua primeira reuniao, elegerao o seu Presidente, a quem cabera dar cumprimento as deliberacoes e/ou orientacoes do orgao.

     Paragrafo Terceiro O Conselho Fiscal podera solicitar a Companhia a designacao de pessoal qualificado para secretaria-lo e prestar-lhe apoio tecnico.

     Art. 29 - O Conselho se reunira, ordinariamente, uma vez por mes e, extraordinariamente, quando necessario.

     Paragrafo Primeiro As reunioes serao convocadas pelo Presidente da Companhia ou por qualquer dos membros do Conselho.

     Paragrafo Segundo Independentemente de qualquer formalidade, sera considerada regular a reuniao do Conselho Fiscal a que comparecerem todos os seus membros.

     Paragrafo Terceiro O Conselho se manifesta por maioria de votos, presente a maioria de seus membros.
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     Art. 30 - Os membros do Conselho Fiscal serao substituidos, em suas faltas
e impedimentos, pelos respectivos suplentes.

     Art. 31 - Em caso de vacancia do cargo de membro do Conselho, o suplente respectivo tomara o lugar do titular; nao havendo suplente, a primeira Assembleia Geral procedera a eleicao de membro para o cargo vago.

     Art. 32 - A remuneracao dos membros do Conselho Fiscal sera fixada pela Assembleia Geral Ordinaria que os eleger, observado o Paragrafo 3.o do art. 162 da Lei numero 6.404/76.

     Paragrafo Primeiro A remuneracao sera paga da forma e na mesma periodicidade como o for aos membros da Diretoria;

     Paragrafo Segundo O suplente em exercicio fara jus a remuneracao de efetivo, no periodo em que ocorrer a substituicao, contado mes a mes.

                                  CAPITULO VI

              DO EXERCICIO SOCIAL E DAS DEMONSTRACOES FINANCEIRAS

     Art. 33 - O exercicio social tera duracao de 12 (doze meses), iniciando-se a 0l de janeiro de cada ano e terminando no ultimo dia do mes de dezembro.

     Art. 34 - Juntamente com as demonstracoes financeiras, os orgaos da administracao da Companhia apresentarao a Assembleia Geral Ordinaria proposta sobre a destinacao do lucro liquido do exercicio.

     Paragrafo Primeiro  Os lucros liquidos terao a seguinte destinacao:

        I. 5% (cinco por cento) para a reserva legal, ate atingir 20% (vinte por cento) do capital social integralizado;

        II. 25% (vinte e cinco) por cento do lucro liquido ajustado na forma dos incisos II e III do art. 202 da Lei numero 6.404/76 serao obrigatoriamente distribuidos como dividendos minimos obrigatorio a todos os acionistas, respeitando o disposto no artigo seguinte, sendo este valor aumentado ate o montante necessario para pagamento do dividendo prioritario das acoes preferenciais;

     Paragrafo Segundo O saldo do lucro liquido nao alocado ao pagamento do dividendo minimo obrigatorio ou ao dividendo prioritario das acoes preferenciais tera a destinacao que lhe der a Assembleia Geral.

     Paragrafo Terceiro A conta do lucro do exercicio, de lucros acumulados ou de reservas de lucros, podera o Conselho de Administracao, por proposta da Diretoria, autorizar a distribuicao de dividendos intermediarios, observado o disposto no art. 204 e seus paragrafos da Lei das Sociedades por acoes.

     Art. 35 - O valor correspondente ao dividendo minimo obrigatorio sera destinado prioritariamente ao pagamento do dividendo prioritario das acoes preferenciais ate o limite da preferencia; a seguir, serao pagos aos titulares de acoes ordinarias ate o mesmo limite das acoes preferenciais; o saldo, se houver, sera rateado por todas as acoes, em igualdade de condicoes.

     Paragrafo Primeiro - Os orgaos da administracao poderao pagar ou creditar juros sobre o capital proprio nos termos do Paragrafo 7.o do art. 9.o da Lei n 9.249, de 26 de dezembro de 1.995, e legislacao e regulamentacao pertinentes, ate o limite dos dividendos minimos obrigatorios de que trata o art. 202, da Lei 6.404/76, os quais serao imputados a esses mesmos dividendos, mesmo quando incluidos no dividendo minimo das acoes preferenciais.

     Paragrafo segundo Os dividendos nao reclamados no prazo de 3 (tres) anos reverterao em favor da Companhia.

                                  CAPITULO VII

                           DA LIQUIDACAO DA COMPANHIA

     Art. 36 - A Companhia entrara em liquidacao nos casos previstos em lei, ou por deliberacao da Assembleia Geral, que estabelecera a forma de liquidacao, elegera o liquidante e instalara o Conselho Fiscal, para o periodo da liquidacao, elegendo seus membros e fixando-lhes as respectivas remuneracoes.

                                 CAPITULO VIII

                             DAS DISPOSICOES GERAIS

     Art. 37 - A aprovacao, pela Companhia, atraves de seus representantes, de operacoes de fusao, cisao, incorporacao ou dissolucao de suas controladas sera precedida de analise economico-financeira por empresa independente, de renome internacional, confirmando estar sendo dado tratamento equitativo a todas as sociedades interessadas, cujos acionistas terao amplo acesso ao relatorio da citada analise.